Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-271917 on Form S-4 of our report dated May 15, 2023, relating to the financial statements of Dianthus Therapeutics, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Morristown, New Jersey

July 17, 2023